Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS
Sensus Worldwide Limited
Six Months Ended September 30, 2016 and 2015
(Unaudited)

Sensus Worldwide Limited

Consolidated Financial Statements

Six Months Ended September 30, 2016 and 2015 (unaudited)

Contents
Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)...................................7-12

SENSUS WORLDWIDE LIMITED
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share and share data)

	September 30,	March 31,
	2016	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents.........................................................................................................	$54.3	$46.4
Short-term investments .............................................................................................................	10.5	9.2
Accounts receivable:
Trade, net of allowance for doubtful accounts of $2.8 and $3.0, respectively...............	106.1	114.8
Inventories, net..........................................................................................................................	63.2	56.2
Prepayments and other current assets........................................................................................	15.1	16.0
Deferred income taxes .............................................................................................................	27.8	31.9
Deferred costs ...........................................................................................................................	0.4	5.0
Total current assets ..............................................................................................	277.4	279.5
Property, plant and equipment, net............................................................................................	106.9	106.3
Goodwill and intangible assets, net ..........................................................................................	599.2	606.6
Deferred costs ...........................................................................................................................	3.8	–
Other long-term assets ..............................................................................................................	71.8	66.8
Total assets...........................................................................................................	$1,059.1	$1,059.2
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable .....................................................................................................................	$72.3	$79.7
Accruals and other current liabilities........................................................................................	75.6	99.8
Deferred revenue.......................................................................................................................	18.9	28.6
Current portion of long-term debt ............................................................................................	6.4	5.0
Short-term borrowings .............................................................................................................	6.0	6.2
Total current liabilities ........................................................................................	179.2	210.3
Long-term debt, less current portion .........................................................................................	590.5	594.1
Pensions ....................................................................................................................................	83.7	82.5
Deferred income taxes ..............................................................................................................	31.6	22.4
Deferred revenue........................................................................................................................	21.0	17.3
Other long-term liabilities ........................................................................................................	38.3	42.5
Total liabilities .....................................................................................................	944.3	969.1
COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDER’S EQUITY:
Common stock, par value $1.00 per share, 12,000 shares authorized, issued and outstanding	–	–
Paid-in capital ...........................................................................................................................	251.6	251.6
Accumulated deficit .................................................................................................................	(115.2)	(149.0)
Accumulated other comprehensive loss ...................................................................................	(28.4)	(28.0)
Total stockholder’s equity ...................................................................................	108.0	83.6
Noncontrolling interest ............................................................................................................	6.8	6.5
Total equity .........................................................................................................	114.8	90.1
Total liabilities and equity...................................................................................	$1,059.1	$1,059.2

The accompanying notes are an integral part of these consolidated financial statements.

SENSUS WORLDWIDE LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions)

	Six Months Ended September 30,
	2016	2015
Net sales...........................................................................................................	$463.1	$430.8
Cost of sales, excluding depreciation ..............................................................	256.2	236.7
Selling, general and administrative expenses, excluding depreciation and amortization .......................................................................................	103.0	102.5
Depreciation and amortization .........................................................................	29.8	27.1
Restructuring expense ....................................................................................	2.1	3.0
Management fees..............................................................................................	1.7	2.1
Operating income .............................................................................................	70.3	59.4
Other expense (income):
Interest expense, net ......................................................................................	22.9	19.1
Loss on extinguishment of debt.....................................................................	2.1	0.0
Other expense, net .........................................................................................	3.0	(0.8)
Income before income taxes........................................................................	42.3	41.1
Income tax expense .......................................................................................	17.2	12.6
Consolidated net income ................................................................................	25.1	28.5
Less: net income attributable to the noncontrolling interest.............................	0.3	0.4
Net income attributable to controlling interest	$24.8	$28.1

The accompanying notes are an integral part of these consolidated financial statements.

SENSUS WORLDWIDE LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(in millions)

	Six Months Ended September 30,
	2016	2015
Net income .....................................................................................................	$25.1	$28.5
Other comprehensive loss, before tax
Foreign currency translation adjustments ...............................................	(0.4)	(7.4)
Defined benefit pension plan
Prior service cost adjustment arising during period .............................	0.0	0.0
Net actuarial gain (loss) adjustment arising during period ..................	0.0	0.0
Defined benefit pension plan, net ..........................................................	0.0	0.0
Other comprehensive loss, before tax ..........................................................	(0.4)	(7.4)
Income tax expense related to components of other comprehensive income ..	0.0	0.0
Other comprehensive loss, net of tax ...............................................................	(0.4)	(7.4)
Comprehensive income .................................................................................	24.7	21.1
Less: comprehensive income (loss) attributable to noncontrolling interest ....................................................................................................	0.3	(0.3)
Comprehensive income attributable to controlling interest ......................	$24.4	$21.4

The accompanying notes are an integral part of these consolidated financial statements

SENSUS WORLDWIDE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Six Months Ended September 30,
	2016	2015
Operating activities:
Consolidated net income ........................................................................................................................	$25.1	$28.5
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization....................................................................................................	29.8	27.1
Amortization of deferred financing costs and original issue discounts .....................................	2.1	1.6
Deferred income taxes ..............................................................................................................	13.4	1.8
Loss on extinguishment of debt..................................................................................................	2.1	0.0
Non-cash loss (gain) on foreign currency transactions .............................................................	1.8	(0.2)
Other non-cash gain ...................................................................................................................	(0.2)	(0.3)
Changes in assets and liabilities used in operations, net of effects of acquisitions and divestitures:
Trade accounts receivable.........................................................................................................	7.2	(4.6)
Inventories ................................................................................................................................	(7.4)	3.4
Prepayments and other current assets .......................................................................................	0.6	(0.3)
Accounts payable, accruals and other current liabilities ...........................................................	(21.5)	(16.7)
Deferred revenue less deferred costs.........................................................................................	(4.4)	(20.1)
Other non-current assets & liabilities........................................................................................	(11.2)	(1.8)
Net cash provided by operating activities ..................................................................	37.4	18.4
Investing activities:
Expenditures for property, plant and equipment, net ................................................................	(12.0)	(16.5)
Purchases of intangible assets...................................................................................................	(0.6)	(0.9)
Software development costs .....................................................................................................	(16.5)	(16.1)
Proceeds from sale of assets .....................................................................................................	0.0	0.1
(Purchase) / sale of short-term investments ..............................................................................	(1.4)	(8.1)
Net cash used in investing activities ..........................................................................	(30.5)	(41.5)
Financing activities:
Receipts / (payments) on short-term borrowings, net................................................................	0.0	(0.3)
Proceeds from debt issuance......................................................................................................	606.3	0.0
Payments on debt........................................................................................................................	(604.2)	(3.3)
Net cash used in financing activities .........................................................................	2.1	(3.6)
Effect of exchange rate changes on cash...................................................................................	(1.1)	(1.4)
Increase (decrease) in cash and cash equivalents.............................................................................	7.9	(28.1)
Cash and cash equivalents at beginning of year...............................................................................	46.4	63.3
Cash and cash equivalents at end of year .........................................................................................	$54.3	$35.2
Supplemental disclosures of cash flows:
Cash paid during the period for:
Interest, net ...............................................................................................................................	$23.4	$17.5
Income taxes, net of refunds...................................................................................................	$3.5	$1.5

The accompanying notes are an integral part of these consolidated financial statements.

1.    BACKGROUND AND BASIS OF PRESENTATION
Background
Sensus Worldwide Limited (the “Company”), a wholly owned subsidiary of Sensus Worldwide Holdings Limited, together with its subsidiaries, is a leading, global technology provider of advanced utility infrastructure solutions and services. The Company delivers communications, metering, measurement, control and analysis technology that enables companies to more effectively use their distribution networks for the delivery of resources such as water, electricity and natural gas. In addition, the Company produces pipe joining and repair products for water and natural gas utilities and is a supplier of precision-manufactured thin-wall, low-porosity aluminum die castings.
The Company was formed on December 18, 2003 through the acquisition of the metering systems and certain other businesses of Invensys plc (“Invensys”).
Basis of Presentation
The consolidated unaudited financial statements include the accounts of the Company and its wholly and majority owned subsidiaries. Investments in entities in which the Company exercises significant influence, but does not control, are accounted for using the equity method. All intercompany transactions and accounts have been eliminated.
2. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
Pronouncements Recently Adopted
In August 2015, the FASB issued final guidance to ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs which simplifies the presentation of debt issuance costs by requiring debt issuance costs to be presented as a deduction from the corresponding liability, which would make the presentation of debt issuance costs consistent with the presentation of debt discounts or premiums. This guidance is effective for financial statements issued for years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. We elected to early adopt this guidance effective the first quarter of 2016. Accordingly, $9 million and $3 million of debt issuance cost, were reflected within long term debt as of September 30 and March 31, 2016.
Pronouncements Not Yet Adopted
In October 2016, the Financial Accounting Standards Board (“FASB”) issued guidance amending the accounting for income taxes. Under current guidance the recognition of current and deferred income taxes for an intra-entity asset transfer is prohibited until the asset has been sold to an outside party. The amended guidance eliminates the prohibition against immediate recognition of current and deferred income tax amounts associated with intraentity transfers of assets other than inventory. This guidance is effective for interim and annual periods beginning after December 15, 2017 with early adoption permitted as of the beginning of an annual reporting period for which financial statements (interim or annual) have not been issued or made available for issuance. The requirements of the amended guidance should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. We are evaluating the impact of the guidance on our financial condition and results of operations.

In June 2016, the FASB issued guidance amending the accounting for the impairment of financial instruments, including trade receivables. Under current guidance, credit losses are recognized when the applicable losses are probable of occurring and this assessment is based on past events and current conditions. The amended guidance eliminates the “probable” threshold and requires an entity to use a broader range of information, including forecast information when estimating expected credit losses. Generally, this should result in a more timely recognition of credit losses. This guidance is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted for interim and annual periods beginning after December 15, 2018. The requirements of the amended guidance should be applied using a modified retrospective approach except for debt securities, which require a prospective transition approach. We are evaluating the impact of the guidance on our financial condition and results of operations.

In May 2014, the FASB issued guidance on recognizing revenue from contracts with customers. The guidance outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the model is that an entity recognizes revenue to portray the transfer of goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard also expands disclosure requirements regarding revenue recognition. This guidance is effective for interim and annual reporting periods beginning after December 15, 2017 and may be applied retrospectively to each prior period presented or with the cumulative effect recognized as of the date of initial application. Early adoption is permitted for interim and annual reporting periods beginning after December 15, 2016. We are evaluating the impact of the guidance on our financial condition and results of operations.

3.	ACQUISITIONS
On November 18, 2015, the Company acquired Sentec for $9.8 million of cash consideration, net of cash acquired. As a result of the acquisition, the Company recorded $8.6 million of patents in intangible assets in its March 31, 2016 consolidated balance sheet. Sentec is a research organization that develops electronics and sensor technologies for utilities, meter and appliance manufacturers, and infrastructure provider. This acquisition expanded the Company’s global engineering resources in emerging and transformational technologies, including those that support the Internet of Things (IoT).

4.	INVENTORIES, NET
Inventories, net of reserves are summarized as follows (in millions):

	September 30,	March 31,
	2016	2016
Raw materials, parts and supplies.............................................	$35.0	$32.7
Work in Process........................................................................	6.3	5.6
Finished Goods ........................................................................	21.9	17.9
Inventories, net ........................................................................	$63.2	$56.2

5.	PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment are summarized as follows (in millions):

	Depreciable	September 30,	March 31,
	Lives	2016	2016
Land, buildings and improvements .........................................	13-50 years	$47.2	$47.5
Machinery and equipment .......................................................	3-13 years	245.3	241.6
Construction in progress ..........................................................	N/A	25.3	20.8
Total property, plant and equipment ........................................		317.8	309.9
Less accumulated depreciation.............................................		(210.9)	(203.6)
Property, plant and equipment, net ..........................................		$106.9	$106.3
6.    GOODWILL AND INTANGIBLE ASSETS, NET
Changes to goodwill are summarized as follows (in millions):

Balance as of March 31, 2016
Goodwill ............................................................................................	484.8
Accumulated impairment losses ............................................................	(14.4)
$470.4

Balance as of September 30, 2016
Goodwill ............................................................................................	484.8
Accumulated impairment losses ............................................................	(14.4)
$470.4
The Company maintains a deferred tax liability related to the difference between the financial reporting basis and tax basis of the AMDS goodwill.

Intangible assets are summarized as follows (in millions):

		September 30.		March 31,
		2016		2016
	Weighted Average Amortization Periods	Cost	Accumulated Amortization	Cost	Accumulated Amortization
Intangible assets not subject to amortization:
Goodwill ...............................................		$470.4	$—	$470.4	$—
Tradenames (indefinite lived) ................		24.8	—	24.8	—
		$495.2	$—	$495.2	$—

Intangible assets subject to amortization:
Distributor and marketing relationships...	22.7 years	$180.3	$(101.7)	$180.5	$(97.8)
Developed technology ............................	11.9 years	28.3	(23.8)	28.3	(22.6)
Non-competition agreements ..................	n/a	0.5	(0.5)	0.5	(0.5)
Patents......................................................	7.9 years	25.0	(15.5)	25.8	(14.4)
FCC licenses ............................................	12.2 years	22.4	(11.0)	21.7	(10.1)
Tradenames (definite lived) .....................	2.9 years	3.4	(3.4)	3.4	(3.4)
		259.9	(155.9)	260.2	(148.8)
Total goodwill and intangible assets .......		$755.1	$(155.9)	$755.4	$(148.8)
Amortization expense related to finite-lived intangible assets was $7.2 million and $6.6 million for the six months ended September 30, 2016 and 2015, respectively.

7.	RESTRUCTURING COSTS
The Company’s restructuring expenses primarily relate to rationalizing its water and heat meter product lines in Europe. Total restructuring expenses are expected to be approximate $34.7 million primarily related to employee exit costs and facility closure costs over the life of these programs. Restructuring accruals are reflected within accruals and other current liabilities and other long-term liabilities in the consolidated balance sheets.
Changes in restructuring accruals are summarized as follows (in millions):

	September 30,	September 30,
	2016	2015
Balance at March 31................................................................................	$1.6	$3.1
Accrual of new committed/announced programs ....................................	2.1	2.9
Cash payments .........................................................................................	(2.9)	(4.0)
Foreign currency translation adjustment..................................................	—	0.1
Balance at September 30..........................................................................	0.8	2.1
Current portion .........................................................................................	0.7	1.5
Non-current portion ................................................................................	0.1	0.6
Total..........................................................................................................	$0.8	$2.1

8.	DEBT
The Company’s total indebtedness outstanding is summarized as follows (in millions):

	September 30,	March 31,
	2016	2016
Capital Leases............................................................................................	$0.1	$0.3
Short-term borrowings...............................................................................	6.0	6.2
First lien credit agreement (A, C) .............................................................
Revolving Credit Facility .......................................................................	—	—
Term loan (net of $17.7 and $0.4 original issue discount, September 2016 and March 2016, respectively) .............................................	605.8	452.1
Second lien credit agreement (net of $0.3 original issue discount March 2016) (B)......................................................................	0.0	149.7
Less Deferred Financing Cost................................................................	(9.0)
Total Debt ..................................................................................................	602.9	608.3
Less: Current portion ................................................................................	(12.4)	(11.2)
Long-term debt ..........................................................................................	$590.5	$597.1

(A)
On April 5, 2016, the Company completed a refinancing of its debt by securing a new $700.0 million credit facility, comprised of a five-year $75.0 million senior secured first lien revolving credit facility, which matures in April 2021, and a seven-year $625.0 million senior secured first lien term loan, which matures in April 2023. The revolving credit facility bears interest at LIBOR plus 5.0% (no minimum LIBOR) and the term loan bears interest at LIBOR plus 5.5% subject to a minimum LIBOR of 1.0%. Proceeds from the new credit facility were used to repay the Company’s $452.5 million outstanding first lien term loan that would have matured in May 2017 and $150.0 million second lien term loan that would have matured in May 2018. As of September 30, 2016, there were letters of credit pledged against the revolver totaling $4.2 million.

(B)
The Second Lien Credit Agreement consists of a $150 million term loan, with the full amount of principal payable on May 9, 2018. The second lien term loan bears interest at LIBOR plus 7.25% subject to a minimum LIBOR of 1.25%.

(C)
The First Lien Credit Agreement consists of a $100 million Revolving Credit Facility and a $475 million term loan. The Revolving Credit Facility matured on May 9, 2016 and was bearing interest at LIBOR plus 3.125%. The term loan matures on May 9, 2017 with quarterly payments of principal of $1.2 million due through maturity and the remaining balance due upon maturity. The term loan bears interest at LIBOR plus 3.25% subject to a minimum LIBOR of 1.25%. As of March 31, 2016, there were letters of credit pledged against the revolver totaling $4.3 million. The balance of this loan was paid in full in April 2016.

The First Lien Credit and Second Lien Credit agreements contain certain covenants that are customarily restricted in such agreements. As of September 30, 2016 and March 31, 2016, the Company was in compliance with all of its financial covenants.

9.	WARRANTY OBLIGATIONS
Changes in product warranty reserves are summarized as follows (in millions):

	September 30,	September 30,
	2016	2015
Balance at March 31................................................................................	$22.7	$18.7
Warranty provision ..................................................................................	4.5	2.9
Settlements made ....................................................................................	(4.2)	(3.0)
Foreign currency translation adjustment..................................................	(0.2)	0.1
Balance at September 30..........................................................................	$22.8	$18.7

10. RETIREMENT BENEFITS
The components of net periodic benefit cost of our defined benefit pension plans are as follows (in millions);

	Six months ended September 30,
	2016	2015
Domestic defined benefit pension plans:
Service cost ...........................................................	$0.3	$0.3
Interest cost ...........................................................	0.3	0.2
Expected return on plan assets .............................	(0.3)	(0.3)
Amortization of net prior service costs ................	0.0	0.0
Amortization of net actuarial costs .......................	0.2	0.2
Net periodic benefit cost .........................................	$0.5	$0.4
International defined benefit pension plans:
Service cost ...........................................................	$0.5	$0.6
Interest cost ...........................................................	0.8	0.7
Expected return on plan assets .............................	—	—
Amortization of net prior service costs ................	0.2	0.2
Amortization of net actuarial loss .........................	1.2	1.5
Net periodic benefit cost .........................................	$2.7	$3.0
Total net periodic benefit cost ...................................	$3.2	$3.4
We contributed $0.2 million and $0.3 million to our defined benefit plans during the six months ended September 30, 2016 and 2015, respectively. No additional contributions are expected during the remainder of 2016.

11.    INCOME TAXES
The income tax provision for the 6 months ended September 30, 2016 was $17.2 million resulting in an effective tax rate of 40.6%, compared to $12.6 million resulting in an effective tax rate of 30.7% for the same period in 2015. The effective tax rate was higher than the United States federal statutory rate for the six months ended September 30, 2016 and 2015 primarily due to the geographic mix of earnings yielding different net effective rate results and state income taxes.

12.    RELATED-PARTY TRANSACTIONS
On December 18, 2003, The Company entered into a management services agreement with The Jordan Company, L.P., an affiliate of the controlling shareholder, for advisory and consulting services related to corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of the Company. Under the terms of the agreement, the Company agreed to pay a fee equal to the greater of $2.0 million per year, or 2.5% of EBITDA (as defined in the First Lien Credit Agreement), plus out-of-pocket expenses. For the six months ended September 30, 2016 and 2015, the Company recorded expenses associated with these fees of $1.7 million and $2.1 million, respectively.
In December 2004, the Company formed a joint venture in Algeria with a manufacturer of various types of meters and a water utility customer. The Company’s customer, Algérienne Des Eaux (“ADE”), owns 15% of the joint venture. For the six months ended September 30, 2016 and 2015, sales to ADE were approximately $3.4 million and $2.8 million, respectively, representing 74% and 52% of total sales in Algeria, respectively. Terms of these sales to ADE are unchanged from the arrangement prior to the formulation of the joint venture.

13. COMMITMENTS AND CONTINGENCIES Workforce

Approximately 8.9% of the Company’s labor force in the Americas and Europe is covered by collective bargaining agreements as of September 30, 2016. The Company’s facility in Uniontown, PA has a five-year agreement with the United Steel Workers of America that expires on February 24, 2018. The Texarkana, AR facility has a three-year agreement with the United Steelworkers of America that expires on March 26, 2017. The European operations have a five-year agreement with ZZO OZ KOVO CHIRANA-PREMA in Slovakia that expires on December 31, 2020. Additionally, the German unionized workforce that is represented by IG Metall has a current agreement that expires on December 31, 2017.
Guarantees and Indemnifications
The Company has entered into various agreements that require letters of credit for financial assurance purposes. These letters of credit typically provide a guarantee to the customer for future performance, which usually covers the installation phase of a contract and may on occasion cover the operations and maintenance phase of outsourcing contracts. These letters of credit are available to fund the payment of such obligations. At September 30, 2016 and March 31, 2016, the Company had $4.2 million and $4.3 million, respectively, letters of credit outstanding, that had not been drawn upon with expiration dates ranging from one month to 12 months.
Contingencies
The Company is, from time to time, involved in various unresolved legal actions, administrative proceedings and claims in the ordinary course of its business involving product liability, product warranty, property damage, insurance coverage, intellectual property and environmental matters. Although it is not possible to predict with certainty the outcome of these unresolved legal actions or the range of possible loss or recovery, based upon current information, management believes dispositions of these matters are not expected to have a material effect on the financial position or results of operations of the Company.
The Company is subject to potential asserted and unasserted claims related to possible design defects in certain products. As of September 30, 2016, the Company recorded liabilities of $17.4 million and $15.7 million in accruals and other current liabilities and other long term liabilities, respectively, on the consolidated balance sheets. As of March 31, 2016, the Company recorded liabilities of $23.3 million and $19.1 million in accruals and other current liabilities and other long term liabilities, respectively, on the consolidated balance sheets. These amounts are offset by an expected net inventory recovery of $2.1 million in inventories, net, on the consolidated balance sheet.
Environmental Matters
The Company is aware of known contamination at certain of its United States facilities, as a result of historic releases of hazardous materials. The former owner of these sites is investigating, remediating and monitoring these properties. The Company is obligated to reimburse the former owner for a portion of cash paid on the remediation plus interest on cash paid at all sites. The Company is unable to estimate the amount of such costs at this time. Based on information currently available, the Company believes that future environmental compliance expenditures will not have a material effect on its financial position or results of operations, and has established allowances the Company believes are adequate to cover potential exposure to environmental liabilities.

14.	OTHER COMPREHENSIVE (LOSS) INCOME
Changes in accumulated other comprehensive (loss) income are summarized as follows (in millions):

	Pension Benefit Plans, Net of Tax	Foreign Currency Translation	Total
Balance April 1, 2016 ..............................	$(36.2)	$8.2	$(28.0)
Foreign currency translation adjustment	—	(0.4)	(0.4)
Net actuarial gain adjustment .................	—	—	—
Prior service credit adjustment ...............	—	—	—
Balance September 30, 2016 ....................	$(36.2)	$7.8	$(28.4)

15.	SUBSEQUENT EVENTS
On August 15, 2016, the Company agreed to be acquired and entered into a Share Purchase Agreement with Xylem Inc. The purchase price was agreed at $1.7 billion, net of cash acquired. The acquisition of the Company was completed on October 31, 2016 pursuant to the terms of the Share Purchase Agreement and an Amendment to the Share Purchase Agreement dated as of October 31, 2016.

The Company has reviewed subsequent events through January 10, 2017, which represents the date that the financial statements were available to be issued.